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                                                                   EXHIBIT 10.2

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                              KEY BANK OF WYOMING
                               1800 Carey Avenue
                                 P.O. Box 924
                           Cheyenne, Wyoming  82003

                                                              September 30, 1996

Union Bank of Switzerland, New York Branch
1345 Avenue of the Americas
50th Floor
New York, New York  10105

                Re:      Shares of Armor Holdings, Inc., f/k/a
                         American Body Armor & Equipment, Inc.

Dear Sirs:

          Reference is hereby made to that certain Letter Agreement (the "Agreement"), dated August 16, 1996, among Armor Holdings, Inc., f/k/a American Body Armor & Equipment, Inc. ("AHI"); Key Bank of Wyoming ("Key Bank"); Defense Technology Corporation of America ("DTC"); Robert Oliver; and Sandra Oliver, a copy of which is attached hereto as Exhibit A.

           In accordance with the provisions of the Agreement, Key Bank hereby irrevocably delivers to Union Bank of Switzerland, New York Branch ("UBS") the stock certificate of AHI issued in the name of Key Bank representing 358,714 shares of common stock of AHI (the "Shares"). UBS is hereby authorized to hold the Shares in its possession in a designated account ("Account") and to effect any sales of such Shares from time to time as directed by AHI.

            The first $662,500 of the Net Sales Proceeds (as defined in the Agreement) realized from any such sales of the Shares shall be delivered to AHI. Thereafter, subject to the provisions of the Agreement, all Net Sales Proceeds shall be delivered to Key Bank until the sum of (i) the Net Sales Proceeds, (ii) advances from the Deposit Account (as defined in the Agreement) and (iii) any prepayments by AHI that are received by Key Bank, equals the sum of (y) $1,987,500 (the "Aggregate Amount") plus (z) the Interest Equivalent Amount (as defined in the Agreement). At the end of each day in which there is activity in the Account, UBS will complete an accounting of the days activities and notify each of Key Bank and AHI of such activities and the resulting balances thereof. In the event Key Bank exercises its right of set-off against the Deposit Account pursuant to the terms of the Agreement, then Key Bank and AHI shall jointly notify UBS in writing of the date and amount of such set-off. In the event of a prepayment by AHI to Key Bank prior to the Maturity Date (as defined in the

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Union Bank of Switzerland
New York Branch
September 30, 1996
Page 2

Agreement), AHI and Key Bank shall jointly notify UBS in writing of the date and amount of such prepayment. Upon receipt by Key Bank from whatever source of the Aggregate Amount plus the Interest Equivalent Amount, Key Bank and AHI shall jointly notify UBS in writing of Key Bank's receipt thereof. Such notice shall not be unreasonably withheld or delayed by Key Bank or AHI. On the first business day following receipt by UBS of such notice, UBS shall promptly deliver to AHI any assets remaining in the Account, including but not limited to any Shares and/or excess Net Sales Proceeds not to exceed $20,000. AHI further agrees that it shall use its reasonable best efforts to coordinate the sale of Shares with the Aggregate Amount then outstanding plus the Interest Equivalent Amount accrued from time to time so as to provide reasonable assurance the amount of excess Net Sales Proceeds remaining in escrow hereunder upon payment in full to Key Bank of the Aggregate Amount plus the Interest Equivalent Amount shall not exceed such $20,000 limitation.

          AHI shall effect any such sales of the Shares only after the registration statement relating to the Shares has been declared effective by the Securities and Exchange Commission. AHI shall advise UBS and Key Bank of the effectiveness of such registration statement.

          UBS hereby agrees that it will use reasonable care in the custody and safekeeping of the Shares. UBS will not be responsible for any loss in value of the Shares.

           Key Bank hereby agrees that the terms of this letter agreement are irrevocable, and that AHI shall at all times have the right to direct the sales of the Shares as herein provided; provided, however, that upon the occurrence of any of the events described in Section 13 of the Agreement, or as otherwise prescribed by the Agreement, the provisions of this letter agreement shall terminate, and the Shares shall be delivered to Key Bank. Key Bank shall notify UBS of any such event. This letter agreement shall also terminate upon the sale of all of the Shares and the disposition of the proceeds therefrom.

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Union Bank of Switzerland
New York Branch
September 30, 1996
Page 3

          If UBS is in agreement with the foregoing, please so indicate by signing this letter agreement in the space indicated below and returning a fully-executed copy to us.

                                       Very truly yours,

                                       KEY BANK OF WYOMING

                                       By: /s/ Cathy Ford
                                           Cathy Ford
                                           Assistant Vice President

ABOVE AGREED TO AND ACCEPTED:

UNION BANK OF SWITZERLAND,
  NEW YORK BRANCH

By: /s/ Lawrence E. Gore
    Lawrence E. Gore
    Managing Director